Exhibit T3A(4)

FORM BCA-47	ARTICLES OF INCORPORATION

	(Do not write in this space)
Filing Requirements – Present 2 originally signed and	Date Paid 2/10/84
fully executed copies in exact duplicate	Initial License Fee	$50
	Franchise Tax	$2500
For Inserts – Use White Paper – Size 8 1/2 x 11	Filing Fee	$7500

		100.50
	Clerk

TO: JIM EDGAR, Secretary of State

I/We, the incorporator(s), being one or more natural persons of the age of twenty-one years or more or a corporation for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE	The name of the corporation is: College Bookstores of America, Inc.

ARTICLE TWO	The name and address of the initial registered agent and registered office are:
Registered Agent James O. Silliman
First Name Middle Name Last Name
Registered Office One First National Plaza 3160
Number Street (Do not use P.O. Box) Suite *
Chicago 60603 Cook
City Zip Code County

ARTICLE THREE	The duration of the corporation is ☒ perpetual OR years.

ARTICLE FOUR	The purposes for which the corporation is organized are:

See “Attachment A”

ARTICLE FIVE	Paragraph 1: The number of shares which the corporation shall be authorized to issue, itemized by class, series and par value, if any, is

Class	Series	*Par Value per share	Number of shares authorized

Common		No par	10,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

ARTICLE SIX	The number of shares which the corporation proposes to issue without further report to the Secretary of State, itemized by class, series, and par value, if any, and the consideration to be received by the corporation therefor (expressed in dollars) are:

Class		Series	*Par Value per share	Number of shares to be issued		Total consideration to be received therefor

Common			No par	1,000		$1,000.00

					$

					$

					$

				Total		$1,000.00

*	(Use NPV if no Par Value)

ARTICLE SEVEN	The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE EIGHT	The number of directors to be elected at the first meeting of the shareholders is 1.

ARTICLE NINE	(Complete EITHER A or B)

☒	A. All the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or the incorporator(s) elect to pay the initial franchise tax on the basis of the entire consideration to be received for the issuance of shares.

☐

B. Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be    $

Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be:    $

Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be    $

Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be:    $

I/WE the incorporator(s) declare that I/we have examined the foregoing Articles of Incorporation and that the statements contained therein are, to the best of my/our knowledge and belief, true, correct and complete. Executed this 10th day of February, 1984.

(Signatures must be in ink. Carbon copy, xerox or rubber stamp signatures are not acceptable.)

NOTE: If a corporation acts as incorporator the name of the corporation and the state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

	Signature and Names		Post Office Address
1.	/s/ Robert L. Iverson	1.	907 Elm Street
	Signature		Street

	Robert L. Iverson		Hinsdale, Illinois 60521
	Name (please print)		City/Town State Zip

2.		2.
	Signature		Street

	Name (please print)		City/Town State Zip

3.		3.
	Signature		Street

	Name (please print)		City/Town State Zip

FORM BCA-47

ARTICLES OF INCORPORATION

under the

BUSINESS CORPORATION ACT

For determination of Proper Fees please

consult The Business Corporation Act.

FILED

FEB10 1984

JIM EDGAR

Secretary of State

RETURN TO:

Corporation Department

Secretary of State

Springfield, Illinois 62756

Telephone (217) 782-6961

“ATTACHMENT A”

To purchase and sell books, educational products, school products, and other related personal property of all kinds; to operate bookstores, on and off college or university campuses, and to operate bookstores open to the general public; to engage in consulting services and other services in connection with books, educational products, school products, and other related personal property of all kinds; to buy, sell, lease or otherwise deal with real estate and interests therein; and, in general, to carry on any other lawful interests whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its properties.